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                                                                  Exhibit 10.14

     AMENDMENT, dated as of September 30, 1994, to Redemption Agreement, dated September 3, 1992 (the "Redemption Agreement"), between HORRIGAN AMERICAN, INC., a Pennsylvania corporation (the "Company"), and ARTHUR A. HABERBERGER.

     The Redemption Agreement provides that, in certain instances, the purchase price of common shares of the Company (the "Shares") will be determined on the basis of valuations performed for the Company's Employee Stock Ownership Plan or other independent appraisal. As a result of the termination of the Company's Employee Stock Ownership Plan, and the consequent elimination of the need for the Company to obtain independent appraisals of the Shares for purposes other than the Redemption Agreement and certain other agreements, it is desirable to amend the Redemption Agreement to provide a different basis for determining the purchase price of the Shares in those instances.

     NOW, THEREFORE, the parties agree as follows, intending to be legally bound.

     1. Section 5 of the Redemption Agreement is amended to read as follows:

     "5. Purchase Price. The purchase price for any Shares to be purchased by the Company pursuant to this Agreement shall be as determined, as of the last day of the calendar quarter immediately preceding such purchase, by any reasonable method selected by the Board of Directors of the Company."

     2. Except as expressly modified hereby, the Redemption Agreement remains in full force and effect.

     3. This Amendment may be executed in any number of counterparts, no one of which need be signed by all parties, but all of which collectively shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.



                                              _______________________________
                                              Arthur A. Haberberger


                                              HORRIGAN AMERICAN, INC.



                                              By_____________________________
                                                  John F. Horrigan, Jr.
                                                  Chairman of the Board